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                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the following registration statements on Form S-3 of Williams Holdings of Delaware, Inc. and the related Prospectuses of our report dated February 10, 1997, with respect to the consolidated financial statements and schedule of Williams Holdings of Delaware, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1996.

          Form S-3:  Registration No. 33-63495
                     Registration No. 333-20927

                                            ERNST & YOUNG LLP

Tulsa, Oklahoma
March 26, 1997